EXHIBIT 10.51

EXCLUSIVE LICENSE AGREEMENT

     This Agreement is made and entered into by and between THE REGENTS OF THE UNIVERSITY OF COLORADO, a body corporate, having its principal office at 201 Regent Hall, Regent Drive, Boulder, CO 80309 (hereinafter "University") and AVIGEN, INC., a Delaware corporation having its principal office at 1301 Harbor Bay Parkway, Alameda, CA 94502 (hereinafter "Licensee").

WITNESSETH

     WHEREAS, University is the owner of certain Patent Rights (as later defined herein) relating to [ * ], identified as University Case # CU 1068B, developed by Professor Linda Watkins, and has the right to grant licenses under said Patent Rights, and;

     WHEREAS, Licensee is interested in licensing and further developing the Patent Rights for commercial applications, and;

     WHEREAS, University desires to have the Patent Rights developed and commercialized to benefit the public and is willing to grant a license hereunder.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

ARTICLE 1. DEFINITIONS

For the purposes of this Agreement, the following words and phrases shall have the following meanings:

1.01	“Affiliate” of a party shall mean any entity that is directly or indirectly controlling, controlled by or under common control with that party. “Control” for these purposes means the direct or indirect ownership of more than fifty percent (50%) of the capital stock of the subject entity entitled to vote in the election of directors (or, in the case of an entity that is not a corporation, interests entitled to vote in the election of the corresponding managing authority); or actual, present capacity to elect a majority of the directors or other managing authority of such entity

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1.02	“Effective Date” shall mean the date of the last signature on this Agreement.

1.03	“Fields of Use” shall mean the fields of use identified in Appendix B.

1.04	“Licensed Process(es)” shall mean any process, art, or method that is covered in whole or in part by an issued, unexpired claim or a pending claim that has been pending for no more than six (6) years contained in the Patent Rights.

1.05	“Licensed Product(s)” shall mean any:

(a)	product or part thereof that is covered in whole or in part by an issued, unexpired claim or a pending claim that has been pending for no more than six (6) years contained in the Patent Rights; or

(b)	product, chemical composition, apparatus, or part thereof that is manufactured using a Licensed Process(es) or is employed to practice a Licensed Process(es); or

(c)	product produced or manufactured through the use of any Licensed Product defined in §1.05(a) or §1.05(b).

1.06	“Net Sales” shall mean the total gross receipts for sales of Licensed Products or practice of Licensed Processes by or on behalf of Licensee or its sublicensees to a third party in an arms-length transaction, and from leasing, renting, or otherwise making Licensed Products available to a third party in an arms-length transaction, whether invoiced or not, less returns and allowances, packing costs, insurance costs, freight out, taxes or excise duties imposed on the transaction (if separately invoiced and paid), and wholesaler and cash discounts in amounts customary in the trade to the extent actually granted. No deductions shall be made for commissions, or for the costs of collections. Net sales shall also include the fair market value of any non-cash consideration received by Licensee or sublicensees for the sale, lease, or transfer of Licensed Products or Licensed Processes. In no case shall Licensed Products transferred to third parties for use in clinical trials or provided free of charge small quantities for compassionate use or other charitable purposes be deemed to be Net Sales. Transfers of Licensed Products between Licensee and its Affiliates and sublicensees shall not be treated as sales for purposes of calculating Net Sales, provided that such Affiliates and/or sublicensees are not the end-users of the Licensed Products.

1.07	Patent Rights” shall mean all of the following University intellectual property:

(a)	the United States and foreign patents and/or patent applications and/or provisional patent applications listed in Appendix A; and

(b)	United States and foreign patents issued from the applications listed in Appendix A and from divisionals and continuations of these applications; and

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(c)	claims of United States and foreign continuation-in-part applications, and of the resulting patents, which are directed to subject matter specifically described in the United States and foreign applications listed in Appendix A; and

(d)	any reissues or reexaminations of United States and foreign patents described in (a), (b) or (c) above.

1.08	“Royalty” shall mean any consideration paid by Licensee to University pursuant to this Agreement.

1.09	“Territory” shall mean the geographical area identified in Appendix B.

ARTICLE 2. GRANT OF RIGHTS AND ACCEPTANCE

2.01	University hereby grants and Licensee accepts, during the term and subject to the terms and conditions of this Agreement, and further subject to any rights of the United States government, an exclusive license to all University’s Patent Rights in the Territory, including the right to make, have made, use, sell, offer to sell, have sold, import, or distribute any Licensed Products in the Fields of Use and to practice any Licensed Processes in the Fields of Use.

2.02	This Agreement confers no license or rights by implication, estoppel, or otherwise under any patent applications or patents of University other than licensed Patent Rights regardless of whether such patents are dominant or subordinate to licensed Patent Rights.

2.03	This Agreement shall be subject to the mandatory public laws in any country where this Agreement will produce an effect.

ARTICLE 3. SUBLICENSING

3.01	Upon prior notice to University, Licensee may sublicense to one or more third parties the rights granted in Article 2 subject to the following limitations:

(a)	Licensee agrees that any sublicenses granted by it shall impose restrictions and conditions upon sublicensees that are consistent with those imposed upon Licensee; and

(b)	Licensee agrees that, in the event this Agreement is terminated for any reason, any sublicenses granted, in University’s sole discretion, shall be directly enforceable by University; and

(c)	Licensee agrees that any sublicenses granted shall contain terms to protect University’s security and property interest in University’s Patent Rights to at least the extent that such interest is protected in this Agreement.

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3.02	Any payments made by Licensee to University based on revenues from sublicenses granted by Licensee shall be in the form of cash consideration unless University has expressly consented otherwise in writing in advance.

3.03	Licensee agrees to forward to University a copy of each fully executed sublicense agreement postmarked within thirty (30) days of the execution of such agreement, provided however, that Licensee may redact confidential information which is not relevant to Licensee’s obligations to University under this agreement.

ARTICLE 4. GOVERNMENT AND UNIVERSITY RIGHTS

4.01	Notwithstanding any use of descriptive terms within this Agreement such as “exclusive”, this Agreement is subject to all of the terms and conditions of Title 35 U.S.C. §§ 200 et al (“Bayh-Dole Act”) and 37 C.F.R. 401, as such may be amended. Further, Licensee agrees to take all reasonable action necessary to enable University to satisfy its obligations hereunder upon receipt of written request for such action by University.

4.02	University shall have the transferable right to practice the Patent Rights for nonprofit research and education purposes, but excluding all human clinical trials.

4.03	University shall have the right to publish any information included in the Patent Rights and the know-how provided that University takes reasonable steps to avoid the loss of any patent rights as a result of University exercising its rights under this § 4.03. Such reasonable steps shall include notifying Licensee thirty (30) days in advance of any planned publication reasonably related to Patent Rights, so that Licensee may take steps to protect Patent Rights.

ARTICLE 5. ROYALTIES

As consideration for the disclosure of University’s know-how as well as the licenses and rights under University’s Patent Rights,

5.01	Licensee agrees to pay a non-creditable, nonrefundable license issue royalty as set forth in Appendix C within thirty (30) days from the Effective Date of this Agreement; and

5.02	Licensee agrees to pay University earned royalties as set forth in Appendix C; and

5.03	Licensee agrees to pay University milestone royalties as set forth in Appendix C; and

5.04	Licensee agrees to pay University sublicensing royalties as set forth in Appendix C.

5.05	No multiple royalties shall be payable in the event that any Licensed Products or Licensed Processes are covered by more than one of the Patent Rights.

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5.06	Unless otherwise provided herein, all payments required under this Agreement shall be due within thirty (30) days of written notice from University. Payments past due shall bear interest at the rate of one and one-half percent (1 1/2%) per month compounded, or the maximum interest rate allowed by applicable law, whichever is less.

ARTICLE 6. REPORTS, RECORDS AND AUDITS

6.01	On or before the sixtieth (60th) day following the end of each calendar quarter during the term of this Agreement following the first commercial sale of a Licensed Product, Licensee shall provide to University written accounts for each calendar quarter of the Net Sales of Licensed Products and/or Licensed Processes subject to royalty hereunder made during the prior three (3) month period and shall simultaneously pay to University the royalties due on such Net Sales, if any, in United States Dollars. Notwithstanding the foregoing, reports shall be due semi-annually until sales of Licensed Products or Licensed Processes commence. The written report shall discuss the progress and results, as well as ongoing plans, with respect to the Licensed Products and/or Licensed Processes. University shall have the right to request one meeting per year to discuss such information. Net Sales shall be reported in the format of Appendix D.

6.02	Licensee shall keep accurate records in sufficient detail to reflect its operations under this Agreement and to enable the royalties accrued and payable under this Agreement to be determined. Such records shall be retained for at least three (3) years after the close of the period to which they pertain, or for such longer time as may be required to finally resolve any question or discrepancy raised by University provided that such University has provided notice of such question or discrepancy in writing prior to the end of the three year retention period.

6.03	Upon the request of University, with reasonable notice, but not more frequently than once a year, Licensee shall permit an independent public accountant selected and paid by University to have access during regular business hours to such records as may be necessary to verify the accuracy of royalty payments made or payable hereunder. Said accountant shall disclose information acquired to University only to the extent that it should properly have been contained in the royalty reports required under this Agreement. If an inspection shows an underreporting or underpayment in excess of [ * ] percent ([ * ]%) for any [ * ] period, then Licensee shall reimburse University for the cost of the inspection and pay the amount of the underpayment including any interest as required by this Agreement.

6.04	Licensee acknowledges that University is subject to the Colorado Public Records Act (C.R.S. §§ 24-72-201 et seq.). All plans and reports marked “Confidential” shall be treated by University as confidential to the extent permitted under §§ 24-72-204.

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6.05	Each Party shall vigilantly protect the confidential information of the other party according to any and all mutual nondisclosure agreement between Avigen and the Reagents of the University of Colorado.

ARTICLE 7. DUE DILIGENCE AND PERFORMANCE

7.01	Licensee shall use commercially reasonable efforts to bring Licensed Products and Licensed Processes to market through a [ * ] program for exploitation of the Patent Rights, to develop manufacturing capabilities, to continue [ * ] marketing efforts, and to satisfy the needs of such market with the Licensed Products and Licensed Processes throughout the life of this Agreement through its internal efforts and/or through sublicensing or other contractual arrangement. Licensee acknowledges and agrees to the performance milestones defined in Appendix E provided however that specific dates for such milestones may be adjusted if required due to developments including scientific and regulatory developments beyond the reasonable control of Licensee. No changes to the dates of such milestones will be made without the consent, which will not be unreasonably denied, of University.

7.02	Licensee agrees to use commercially reasonable efforts to develop a [ * ] sublicensing program to effect commercialization of Licensed Products and Licensed Processes in any Field of Use or Territory that Licensee decides not to exploit for itself.

7.03	University may terminate this Agreement or convert this Agreement to a non-exclusive Agreement if Licensee fails to meet any of the due diligence or performance requirements of this Article 7, subject to the notification and time to cure provisions of section 10.03(c).

ARTICLE 8. PATENTS, COSTS, AND ENFORCEMENT

8.01	(a)

Licensee shall retain primary responsibility for all patent activities, including all costs, associated with the perfection and maintenance of Patent Rights originally transferred from University according to the Exclusive Option Agreement between the parties and including ongoing disclosures of data and know-how during the period through filing of the utility application(s).  Licensee’s patent counsel shall keep University advised as to the status of the Patent Rights by providing University, in a timely manner prior to their due date, with copies of all official documents and correspondence relating to the prosecution, maintenance, and validity of the Patent Rights.  Licensee shall consult with University in such prosecution and maintenance, and University shall reasonably assist Licensee in every proper way to obtain United States and foreign patents, in any and all countries. To that end University shall execute, verify and deliver such documents and perform such other acts as Licensee may reasonably request for use in applying for, obtaining, and sustaining such patents. Licensee shall diligently seek University’s advice on all matters pertaining to the Patent Rights, shall diligently seek strong and broad claims under the Patent Rights, and shall not finally abandon prosecution of any patent application without first notifying University sixty (60) days prior to any bar date, of Licensee’s intention and reason therefore, and providing University with reasonable opportunity to assume responsibility for prosecution, maintenance and associated costs of such patents and patent applications.  If University pursues such patent protection, then from that time forward all such subject patent applications and any patents arising there from shall no longer be considered Patent Rights under this Agreement and Licensee shall forfeit all rights under this Agreement to such patent applications and any patents arising there from.

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(b)	University acknowledges that claims may need to be modified during patent prosecution in order to obtain the most favorable overall patent protection. Whenever possible, Licensee shall notify University in advance of its intention to modify, delete, or abandon any claim of the Patent Rights and shall seek University’s input into such decision. Licensee’s obligations under this § 8.01 shall include, without limitation, an obligation to inform University in a timely manner that Licensee will not pursue patents in any foreign countries where patent protection may be available, in order that University may prosecute patents in such countries if University so desires. If University pursues such foreign patent protection, then from that time forward all such subject patent applications and any patents arising there from in such countries shall no longer be considered Patent Rights under this Agreement and Licensee shall forfeit all rights under this Agreement to such patent applications and any patents arising there from in such countries. University shall be responsible for all costs associated with those patent applications and patents it decides to pursue and maintain.

8.02	If Licensee breaches any of its obligations in section 8.01 above, [ * ].

8.03	University and Licensee agree to inform the other party promptly in writing of any suspected infringement of the Patent Rights by a third party. Licensee shall have, for a period of one year from the date of any notice of infringement of the Patent Rights, the first right to institute suit against such third party. During that period Licensee shall also have the right to pursue alternate remedies such as sublicensing. If Licensee institutes such a suit, it shall bear all costs of the litigation and shall be entitled to retain the entire amount of any recovery or settlement less earned royalties due to University, provided however that Licensee may name University as a party plaintiff at Licensee’s expense if required to maintain the suit. Thereafter, University and Licensee shall each have the right to institute an action for infringement of the Patent Rights against such third party in accordance with the following:

(a)	If both University and Licensee agree to institute suit jointly, the suit shall be brought in both their names, and the out-of-pocket costs thereof shall be borne equally. Any recovery that is designated as lost profit shall be divided between the parties [ * ]. Any additional recovery or settlement shall be [ * ]. University and Licensee shall agree to the manner in which they shall exercise control over such suit. Each party, at its option, may be represented by separate counsel of its own selection, the fees for which shall be paid for by the respective parties.

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(b)	In the absence of an agreement to institute a suit jointly, University may, but is not obligated to, institute suit, and at its option, join Licensee as a plaintiff. If University decides to institute suit, it shall notify Licensee in writing. Licensee’s failure to notify University in writing within thirty (30) days after the date of receipt of University’s notice, that it will join in enforcing the Patent Rights pursuant to the terms hereof, shall be deemed a waiver of such rights. [ * ]

(c)	In the absence of an agreement to institute a suit jointly, and if University does not notify Licensee of its intent to pursue legal action within ninety (90) days, as provided in (b) above, Licensee may institute suit and name University as a party plaintiff if required to maintain the suit. [ * ]

(d)	If Licensee undertakes to defend the Patent Rights by litigation, Licensee may defer from its royalty payments to University with respect to the Patent Rights subject to suit an amount not exceeding [ * ] percent ([ * ]%) of Licensee’s expenses and costs of such action, including reasonable attorney’s fees, provided however, that such deferral shall not exceed [ * ] percent ([ * ]%) of the total royalty due to University for each [ * ], and that such deferred payments shall be delivered to University upon settlement of the litigation.

8.04	In the event that a declaratory judgment action alleging invalidity or non-infringement of any of the Patent Rights shall be brought against Licensee or raised by way of counterclaim or affirmative defense in an infringement suit brought by Licensee under § 8.03, pursuant to this Agreement and the provisions of Chapter 29 of Title 35, U.S. Code or other statutes, Licensee may:

(a)	defend the suit in its own name, at its own expense, and on its own behalf for presumably valid claims in the Patent Rights, in any such suit, ultimately to enjoin infringement and to collect for its use, damages, profits, and awards of whatever nature recoverable for such infringement consistent with § 8.03; and

(b)	settle any claim or suit for declaratory judgment involving the Patent Rights, except that Licensee shall have no right to deny the validity of any patent, patent claim, or patent application included in the Patent Rights in any compromise or settlement of any claim or suit for declaratory judgment without the express prior written consent of University; provided however, that University shall have a continuing right to intervene in such actions described in (a) and (b). Licensee shall take no action to compel University either to initiate or to join in any such declaratory judgment action. If Licensee elects not to defend against such declaratory judgment action, University, at its option, may do so at its own expense and shall be entitled to retain the entire amount of any recovery or settlement.

8.05	In all cases, Licensee agrees to keep University reasonably apprised of the status and progress of any litigation.

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ARTICLE 9. WARRANTIES, INDEMNIFICATIONS AND INSURANCE

9.01	UNIVERSITY MAKES NO REPRESENTATIONS, EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, AND ASSUMES NO RESPONSIBILITIES WHATSOEVER WITH RESPECT TO USE, SALE, OR OTHER DISPOSITION BY LICENSEE, SUBLICENSEE(S), OR THEIR VENDEES OR OTHER TRANSFEREES OF LICENSED PRODUCTS OR LICENSED PROCESSES INCORPORATING OR MADE BY USE OF THE PATENT RIGHTS. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE USE OR SALE OF SUCH PRODUCTS OR PROCESSES WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK, SERVICE MARK, OR OTHER RIGHTS.

9.02	Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement shall be construed as:

(a)	A warranty or representation by University as to rights in know-how or the validity or scope of any of the Patent Rights;

(b)	A warranty or representation that the Patent Rights or anything made, used, sold or otherwise disposed of under the License will or will not infringe patents, copyrights or other rights of third parties; or

(c)	An obligation to furnish any know-how or technology not agreed to in this Agreement, to bring or prosecute actions or suits against third parties for infringement (except to the extent described in §8.05) or to provide any services other than those specified in this Agreement.

9.03	Licensee shall indemnify, defend, and hold harmless University, its regents, employees, students, officers, agents, affiliates, and representatives from and against all liability, demands, damages, losses, and expenses (including attorney fees), for death, personal injury, illness, property damage, noncompliance with applicable laws and any other claim, proceeding, demand, expense and liability of any kind whatsoever in connection with or arising out of:

(a)	the use by or on behalf of Licensee, its sublicensees, affiliates, directors, officers, employees, or third parties of any Patent Rights; or

(b)	the design, manufacture, production, distribution, advertisement, consumption, sale, lease, sublicense or use of any Licensed Product(s), Licensed Process(es) or materials by Licensee, or other products or processes developed in connection with or arising out of the Patent Rights; or

(c)	any right or obligation of Licensee under this Agreement, provided however that no part of this section 9.03 shall remain in effect in the case of negligence or willful

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misconduct on the part of University, its regents, employees, students, officers, agents, affiliates, or representatives.

9.04	Within (30) thirty days of the Effective Date, Licensee shall provide to University certificates of insurance for comprehensive general liability insurance, including products liability insurance, from companies reasonably acceptable to University, which companies shall include St. Paul Fire & Marine Insurance Co. and General Star Indemnity Co. The certificates shall specify that “This coverage is primary to other coverage in the event of a covered loss,” and that University and its regents, trustees, directors, officers, employees, students, and agents are additional insureds. In addition, the certificates must evidence that the policy carries a minimum limit of one million dollars ($1,000,000) per specific occurrence and a minimum limit of five million dollars ($5,000,000) for aggregate liability insurance; provided, however, that not less than thirty (30) days before the earlier date upon which Licensee or its affiliates (i) initiates testing of Licensed Products or Licensed Processes in a clinical trial involving human subjects for purposes of diagnosis or treatment, or (ii) makes a First Commercial Sale of any Licensed Product or Licensed Processes, such coverage shall be increased to a minimum limit of five million dollars ($5,000,000) per specific occurrence and a minimum limit of ten million dollars ($10,000,000) for aggregate liability insurance.

ARTICLE 10. DURATION AND TERMINATION

10.01	The term of the License shall extend to the date of expiration of the last to expire of anypatents embodying the Licensed Products or Licensed Processes, including any renewals or extensions thereof or until such time any patents embodying the Licensed Products or Licensed Processes are held invalid or unenforceable by a court of competent jurisdiction. The obligation to pay the royalty set forth under Article 5 with respect to each Licensed Product or Licensed Process shall expire when the Licensed Product or Licensed Process patent expires on a country by country basis.

10.02	Licensee may terminate this Agreement at any time on sixty (60) days written notice to University if Licensee:

(a)	pays all amounts due, including pro-rata minimum annual royalties, as well as all non-cancelable costs to University through the termination date;

(b)	submits a final report of the type described in Article 6;

(c)	returns any confidential materials provided to Licensee by University in connection with this Agreement; and

(d)	suspends its use and sales of the Licensed Product(s) and Licensed Process(es); provided however, that subject to making the payments required by Article 5 and the reports required by Article 6, Licensee may, for a period of ninety (90) days after

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the effective date of such termination, sell all Licensed Products which may be in inventory.

10.03	University may terminate this Agreement in the event that:

(a)	Licensee fails to pay University any amounts when due to University hereunder and Licensee fails to make such payment within thirty (30) days of receipt of written notice of such failure; or

(b)	Licensee becomes insolvent, files a petition in bankruptcy, has such a petition filed against it, determines to file a petition in bankruptcy, or receives notice of a third party’s intention to file an involuntary petition in bankruptcy; or

(c)	Licensee is in material breach or default of this Agreement other than those occurrences listed in § 10.03 (a) or (b) and Licensee fails to cure the breach or default or to provide a mutually acceptable plan to cure the breach or default within sixty (60) days of receipt of written notice of the breach or default. Licensee’s ability to cure such breach shall be limited to the first two breaches properly noticed under the terms of this Agreement, regardless of the nature of those breaches. Any subsequent breach shall entitle University to terminate this Agreement immediately.

ARTICLE 11. MISCELLANEOUS

11.01	This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto. However, Licensee may not assign its rights in this Agreement without prior written approval by University, such approval not to be unreasonably withheld or delayed.

11.02	This section intentionally omitted.

11.03	Notice hereunder shall be deemed effective when given by registered mail or overnight carrier such as Federal Express, postage prepaid, and addressed to the party to receive such notice at the address given below, or such other address as may hereafter be designated by notice in writing.

University:	Licensee:
Technology Transfer Office	VP Business Development
University of Colorado, 588 SYS	Avigen, Inc.
Suite 390, 4001 Discovery Drive	1301 Harbor Bay Pkwy
Boulder, CO 80309-0588	Alameda, CA 94502
License Administrator, Case # CU1068B

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Electronic funds transfer can be made to:

Bank name: [ * ]
ABA/Routing #: [ * ] (Domestic wires only)
International bank code/SwiftID: [ * ] (Foreign wires only)
Payee/beneficiary: CU Technology Transfer
Account number: [ * ]
Attention: License Administrator, [ * ]

Please include sufficient information to identify payment.
Licensee is responsible for electronic transfer expenses.

11.04	Licensee agrees not to identify University in any promotional advertising, press releases, sales literature or other promotional materials to be disseminated to the public or any portion thereof without University’s prior written consent in each case, except that Licensee may state that it has a license for the Patent Rights from University. Licensee further agrees not to use the name of University or any University faculty member, inventor, employee or student or any trademark, service mark, trade name, copyright or symbol of University, without the prior written consent of the University, entity or person whose name is sought to be used.

11.05	Licensee agrees to:

(a)	cause Licensed Products or the product of Licensed Processes sold under this license to be marked with the notice of the patent numbers or patent pending, as may be appropriate;

(b)	comply with all laws and regulations of the United States and any other country as appropriate concerning or controlling the import or export of the Licensed Products, data, software, laboratory prototypes or other commodities under this Agreement. University makes no representation that a license or consent for export will not be required by applicable governmental agencies, or if required, that it will be issued; and

(c)	comply with all applicable statutes, regulations, and guidelines, including applicable governmental regulations, policies and guidelines in its use of any University — supplied materials (“Materials”). Licensee agrees not to use the Materials for research involving human subjects or clinical trials in the United States without complying with 21 C.F.R. Part 50 and 45 C.F.R. Part 46 (as those regulations may be amended from time to time). Licensee agrees not to use the Materials for research involving human subjects or clinical trials outside of the United States without notifying University in writing, of such research or trials and complying with the applicable regulations of the appropriate national control authorities. Written notification to University of research involving human subjects or clinical

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trials outside of the United States shall be given no later than sixty (60) days prior to commencement of such research or trials.

11.06	In the event of any dispute arising out of or relating to this Agreement, the affected party shall promptly notify the other party (“Notice Date”), the parties shall attempt in good faith to resolve the matter. Any disputes not so resolved shall be referred to senior executives of the parties, who shall meet at a mutually acceptable time and location within thirty (30) days of the Notice Date and shall attempt to negotiate a settlement. Any obligation or action due under any section of this Agreement will be suspended during this period of good faith negotiations.

11.07	The terms and provisions contained in this Agreement constitute the entire Agreement between the parties and shall supersede all previous communications, representations, agreements or understandings, either oral or written, between the parties hereto with respect to the subject matter hereof, provided, however, that the mutual nondisclosure agreement between the parties dated January 6, 2003 shall remain in full force and effect. No agreement or understanding varying or extending this Agreement will be binding upon either party hereto, unless in writing which specifically refers to this Agreement, signed by duly authorized officers or representatives of the respective parties, and the provisions of this Agreement not specifically amended thereby shall remain in full force and effect according to their terms.

11.08	The provisions and clauses of this Agreement are severable, and in the event that any provision or clause is determined to be invalid or unenforceable under any controlling body of the law, such invalidity or unenforceability will not in any way affect the validity or enforceability of the remaining provisions and clauses hereof.

11.09	This Agreement does not establish a joint venture, agency or partnership between the parties, nor create an employer — employee relationship.

11.10	The parties agree that nothing in this Agreement is intended or shall be construed as a waiver, either express or implied, of any of the immunities, rights, benefits, defenses or protections provided to University under governmental or sovereign immunity laws from time to time applicable to University, including, without limitation, the Colorado Governmental Immunity Act (C.R.S. §§ 24-10-101, et seq.) and the Eleventh Amendment to the United States Constitution.

11.11	If a party’s performance required under this Agreement is rendered impossible or unfeasible due to any catastrophes or other major events beyond its reasonable control, including, without limitation, the following, the parties are excused from performance: war, riot, and insurrection; laws, proclamations, edicts, ordinances or regulations; strikes, lockouts or other serious labor disputes; and floods, fires, explosions, earthquakes or other natural disasters. When such events abate, the parties’ respective obligations under this Agreement shall resume.

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11.12	The provisions of Articles 1 and 8, and §§ 6.01, 6.02, 9.01-9.03, 11.02, 11.04, 11.06-11.08, and 11.10, and any other provision of this Agreement that by its nature is intended to survive, shall survive any termination or expiration of this Agreement. *****

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     IN WITNESS WHEREOF the parties hereto have caused this Agreement, which is effective on the date of the last to sign below, to be executed in duplicate by their respective duly authorized officers.

University:		Licensee:

By:	/s/ David Allen	By:	/s/ Kenneth G. Chahine
Name:	David Allen	Name:	Kenneth G. Chahine
Title:	Assoc VP	Title:	Chief Operating Officer
Date:	21 Nov 2003	Date:	21 Nov 2003
Technology Transfer Office University of Colorado, 588 SYS Suite 390, 4001 Discovery Drive Boulder, CO 80309-0588		Avigen Inc. 1301 Harbor Bay Parkway Alameda, CA 94502 APPROVED Avigen, Inc. - Business Dvlp. Date: Nov 21, 2003 By: /s/ Amy Percy

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APPENDIX A

PATENT RIGHTS

[ * ]

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APPENDIX B

FIELDS OF USE and TERRITORY

Fields of Use: ALL

Territory: WORLDWIDE

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APPENDIX C

ROYALTIES

In accordance with Articles 5 and 6, Licensee shall pay the following royalties to University:

License issue fee: [ * ] U.S. dollars ($[ * ]), plus a warrant for fifteen thousand (15,000) shares of Licensee common stock, $0.01 par value, with an exercise price of the closing price for such stock as of the close of market on the Effective Date of this Agreement. Such warrant shall be exercisable at any time on or after the first anniversary of the Effective Date and shall have an expiration date on the tenth anniversary of the Effective Date.

Earned royalty: Base rate of [ * ] percent ([ * ]%) of Net Sales, with adjustments upward for increasing sales and downward for third-party royalties according to the following [ * ]

Milestone royalties as follows:

     [ * ]

Non-royalty sublicense payments:

In the event Licensee sublicenses Patent Rights to a third party under this agreement, Licensee shall pay University [ * ] percent ([ * ]%) of any cash receipts from sublicensee for any event for which a milestone royalty under this Appendix C is not already provided for in this Agreement. For the purposes of calculating amounts due to University under this Agreement, issuance of licensee’s stock for cash shall not be considered a cash receipt from sublicensee, provided however, that any premiums received on equity investments shall be considered to be cash receipts. Any payment reimbursing Licensee for work performed prior to the sublicense shall not be considered a milestone payment.

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APPENDIX D

ROYALTY REPORT
Licensee: Inventor: Period Covered: From: / / Prepared By: Approved By:	Case No.: Patent No: Through: / / Date: Date:

If license covers several major product lines, please prepare a separate report for each line. Then combine all product lines into a summary report.
Report Type:	____ Single Product Line Report: ____ Multiproduct Summary Report. Page 1 of _____Pages ____ Product Line Detail. Line: __________ Trademark: __________ Pages: _____

Country	Gross Sales	* Less: Allowances	Net Sales	Royalty Rate	Period Royalty Amount
					This Year	Last Year
U.S.A.
Canada
Europe

Japan
Other:

TOTAL:

Sublicense Fees this quarter: $________ (attach page showing names, addresses, and telephone numbers; and amount of fees received; territory; field of use)

Total Royalty: $ _____________

The following royalty forecast is non binding and for University internal planning purposes only:

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Royalty Forecast Under This Agreement:

Next Quarter:_________ Q2:__________ Q3: ________ Q4: _________

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APPENDIX E

PERFORMANCE MILESTONES

Phase I initiation	[ * ]
Phase III initiation	[ * ]
BLA submission	[ * ]
Market launch	[ * ]

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